UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2023

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, the stockholders of Enveric Biosciences, Inc. (the “Company”) approved certain amendments to the Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan, as amended (the “Amended Incentive Plan”), that, among others, (i) increase the number of Authorized Shares (as defined below) reserved for issuance under the Amended Incentive Plan by 38,259 to 350,000, subject to adjustment (as described in (viii) below) to proportionately adjust the number of shares of the Company’s common stock reserved for issuance as awards under the Amended Incentive Plan (the “Authorized Shares”) in the event the total number of outstanding shares of common stock increases and to avoid dilution of intended benefits of the Amended Incentive Plan; (ii) remove the evergreen provision that provided for an automatic increase to the number Authorized Shares to the higher of (a) 200,000 or (b) 15% of shares of common stock outstanding upon issuance of shares of common stock; (iii) implement a minimum vesting requirement providing that subject to certain exceptions, Incentives (as defined in the Amended Incentive Plan) shall not vest less than one year from the date of grant; (iv) prohibit any payment of dividends and dividend equivalents on any Incentives prior to the vesting of the underlying shares of common stock; (v) prohibit the repricing of outstanding Stock Options (as defined in the Amended Incentive Plan) and similar actions without obtaining stockholder approval; (vi) prohibit liberal share recycling (i.e., adding back to the Authorized Shares shares of common stock underlying Incentives that are retained or repurchased on the exercise of a Stock Option or the vesting or issuance of any Incentive to cover the exercise price and/or tax withholding required by the Company in connection with vesting, or any shares of common stock repurchased using exercise price proceeds); (vii) disclose the impact of a Change in Control transaction (as defined in the Amended Incentive Plan) on the vesting of outstanding awards, and (viii) amend the Capital Adjustments provision to proportionately adjust the number of Authorized Shares in the event the total number of outstanding shares of common stock increases and to avoid dilution of intended benefits of the Amended Incentive Plan.

A detailed summary of the material features of the Amended Incentive Plan is set forth in the Company’s definitive proxy statement (the “Proxy Statement”) for its 2023 Annual Meeting of Stockholders (“the 2023 Annual Meeting”) filed with the Securities and Exchange Commission on September 18, 2023 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 2, 2023, the Company held its 2023 Annual Meeting. A total of 1,074,661 shares of the Company’s common stock were present in person or represented by proxy at the 2023 Annual Meeting, which represented 49.3% of the outstanding shares of common stock entitled to vote at the 2023 Annual Meeting and constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote per share of common stock held as of the close of business on September 14, 2023, the record date for the 2023 Annual Meeting. The matters submitted for a vote and the related results are set forth below.

1.	Election of five directors, to serve until the Company’s 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Michael D. Webb	455,309	28,606	590,746
George Kegler	276,793	207,122	590,746
Frank Pasqualone	298,328	185,587	590,746
Marcus Schabacker, M.D., Ph.D.	443,986	39,929	590,746
Joseph Tucker, Ph.D.	456,570	27,345	590,746

2.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
383,147	69,049	31,719	590,746

3.	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain
1,010,941	57,647	6,073

4.	Approval of proposed amendments to the Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan, as amended.

For	Against	Abstain	Broker Non-Votes
400,319	78,263	5,333	590,746

5.	Approval of the issuance of shares of common stock to Lincoln Park Capital Fund, LLC pursuant to Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d).

For	Against	Abstain	Broker Non-Votes
393,605	83,491	6,819	590,746

For more information about the foregoing proposals, please see the Company’s Proxy Statement for the 2023 Annual Meeting. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES INC.

Date: November 2, 2023	By:	/s/ Joseph Tucker
	Name:	Joseph Tucker, PhD
	Title:	Chief Executive Officer